Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ENTERS DEFINITIVE AGREEMENT TO ACQUIRE
GREYWOLF PRODUCTION SYSTEMS

The Woodlands, Texas (July 19, 2012) – TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced that it has signed a definitive agreement to acquire substantially all of the assets and business of Greywolf Production Systems (Greywolf) for $55.5 million in cash. This acquisition is expected to close on or about July 31, 2012, subject to the satisfaction of customary closing conditions.

Greywolf is a well testing and flow back company headquartered near Calgary, Alberta, with Canadian operational centers in Crossfield and Grande Prairie, Alberta, and U.S. operational centers in Williston, North Dakota, and Shoshoni, Wyoming. Established in 2005, Greywolf has become one of the leading flow back testing companies in Canada, and is a leading provider of these services in the Williston basin, including the Bakken formation.

“Following the expected closing of this acquisition, TETRA will have strengthened its position as one of the largest frac flow back and well testing companies in the North American land market. We believe this position will enable us to serve customers across all of the major North American basins, optimize utilization of our equipment and people, and provide our customers with a full range of well completion and production testing services. Acquiring Greywolf will expand our customer base and service capabilities, and it will give us an opportunity to create relationships with new customers in liquid-rich shale plays in both Canada and the U.S. Greywolf has an excellent reputation for safety and quality service, and is well respected by its customers. We are impressed with Greywolf’s management team and dedicated employees who have extensive knowledge of well testing and frac flow back, and I am confident that we will be able to merge operations quickly and form a dynamic team,” commented Stuart M. Brightman, TETRA’s President and Chief Executive Officer.

Mr. Brightman added, “When this transaction closes, we will have completed three acquisitions over the past six months. Each of these three transactions represents a strategic investment in our core well completion and production testing business. In the aggregate, these acquisitions will give us considerable scale in the North American market, grow our international footprint, and expand the breadth of services we can provide to our customers. In evaluating our financial resources, we strongly feel that these acquisitions have presented the best available opportunity to use these resources to grow long-term stockholder value. We expect each of the three acquisitions, including the Greywolf acquisition, to be accretive to our 2012 earnings. In addition, we continue to be comfortable with the strength of our balance sheet following these transactions.”

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and other products, after-frac flow back and production well testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2012, anticipated benefits from the Company’s acquisitions of assets and businesses, including the Greywolf Production Systems acquisition described above, projections concerning the Company’s business activities in the Gulf of Mexico, including potential future benefits from increased regulatory oversight of well abandonment and decommissioning activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com